Exhibit 99.(g)(iii)

September 26, 2023

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: Scott Shirrell, Vice President

Re:   Calamos Investment Trust and Calamos ETF Trust (each, a “Fund”)

Ladies and Gentlemen:

Please be advised that each undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended, and each Fund has established those new series of shares identified under its name on Exhibit A hereto (each, a “Portfolio”).

In accordance with Section 19.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of September 11, 2009, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), each undersigned Fund, on behalf of its respective Portfolio, hereby requests that State Street act as Custodian for its Portfolio under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit B attached hereto. In connection with such request, each undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Funds.

Sincerely,

Calamos investment trust
on behalf of:
Calamos Merger Arbitrage Fund

By:	/s/ Stephen Atkins
Name:	Stephen Atkins
Title: Treasurer, Duly Authorized

Information Classification: Limited Access

Calamos ETF trust
on behalf of:
Calamos Convertible Equity Alternative ETF

By:	/s/ Stephen Atkins
Name:	Stephen Atkins
Title: Treasurer, Duly Authorized

Calamos ETF trust
on behalf of:
Calamos CEF Income & Arbitrage ETF

By:	/s/ Stephen Atkins
Name:	Stephen Atkins
Title: Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Shirrell

Name: Scott Shirrell

Title: Managing Director, Duly Authorized

Effective Date: 10/3/2023

Information Classification: Limited Access

EXHIBIT A

Calamos Investment Trust

Calamos Merger Arbitrage Fund

Calamos ETF Trust

Calamos Convertible Equity Alternative ETF

Calamos CEF Income & Arbitrage ETF

Information Classification: Limited Access

EXHIBIT B

Appendix A

to

Master Custodian Agreement

Management Investment Companies Registered with the SEC and Portfolios thereof, if any

Calamos Advisors Trust
Calamos Growth and Income Portfolio	36-7271106

Calamos ETF Trust
Calamos Antetokounmpo Global Sustainable Equities ETF	88-4166679
Calamos Convertible Equity Alternative ETF	93-1403228
Calamos CEF Income & Arbitrage ETF	93-3384806

Calamos Investment Trust
Calamos Convertible Fund	36-3316238
Calamos Dividend Growth Fund	46-2951829
Calamos Evolving World Growth Fund	26-2192228
Calamos Global Convertible Fund	47-2271491
Calamos Global Equity Fund	20-8166626
Calamos Global Opportunities Fund	36-4088206
Calamos Growth Fund	36-3723359
Calamos Growth and Income Fund	36-3575418
Calamos Hedged Equity Fund	47-2255361
Calamos High Income Opportunities Fund	36-4307069
Calamos International Growth Fund	20-2395043
Calamos Market Neutral Income Fund	36-3723358
Calamos Select Fund	22-3848966
Calamos Phineus Long/Short Fund	47-5668954
Calamos Total Return Bond Fund	20-8872705
Calamos Short-Term Bond Fund	83-0775729
Calamos Timpani Small Cap Growth Fund	83-3325222
Calamos Timpani SMID Growth Fund	83-4647954
Calamos International Small Cap Growth Fund	87-4563290
Calamos Merger Arbitrage Fund	93-1422103

Calamos Antetokounmpo Sustainable Equities Trust
Calamos Antetokounmpo Sustainable Equities Fund	88-3877464

Calamos Convertible Opportunities and Income Fund	03-0426532
Calamos Convertible and High Income Fund	02-0683363
Calamos Strategic Total Return Fund	04-3785941
Calamos Global Total Return Fund	20-3377281
Calamos Global Dynamic Income Fund	20-8819776
Calamos Dynamic Convertible and Income Fund	47-1549409
Calamos Long/Short Equity & Dynamic Income Trust	82-2860404

Information Classification: Limited Access